ADDENDUM

TO

PRODUCT DEVELOPMENT AGREEMENT

THIS ADDENDUM TO PRODUCT DEVELOPMENT AGREEMENT (the “Addendum”) is made effective as of the June 1, 2014 by and between Matrico Holdings, Ltd., a company located in Hong Kong (the “Company”) and Lifelogger Technologies Corp., a Nevada corporation (“Contractor”); collectively referred to as the “Parties”.

Recitals:

A. The Parties hereto entered into a Product Development Agreement dated as of January 7, 2014 (the “Product Development Agreement”).

B. The Parties desire to amend the Product Development Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Product Development Agreement.

2. Amendment of Product Development Agreement. The Parties hereby agree that Schedule 1 to the Product Development Agreement is hereby amended to read, in its entirety, as set forth in the Amended Schedule 1 attached hereto and incorporated herein as Exhibit “A”.

3. Other Provisions. Except as otherwise expressly provided in this Addendum, the terms and provisions of the Product Development Agreement remain in full force and effect.

4. Other Actions Necessary. At the reasonable request of one of the Parties the other party shall execute any other documents or take any other reasonable actions necessary to effectuate this Addendum.

IN WITNESS WHEREOF, the parties have executed this Addendum to Product Development Agreement as of the day and year first above written.

Matrico Holdings, Ltd.:		Lifelogger Technologies Corp.:

By:	For and on behalf of Design Plus Co., Ltd.

By:	/s/ Freeman Directors Limited, as Director	By:	/s/ Stewart Garner
Name:	Freeman Directors Limited, as Director	Name:	Stewart Garner
		Title:	President

EXHIBIT “A”

TO

ADDENDUM TO PRODUCT DEVELOPMENT AGREEMENT

AMENDED SCHEDULE 1

This Amended Schedule 1 To The Addendum To Product Development Agreement (“Schedule 1”) dated as of January 7, 2014 is a part of the attached Product Development Agreement, as amended pursuant to this Addendum to Product Development Agreement (“Development Agreement”) entered into between Matrico Holdings, Ltd. (the “Company”) and Lifelogger Technologies Corp. (“Contractor”) as of June 1, 2014. In the event of any conflicts between the provisions of this Schedule 1 and the Development Agreement, the provisions of this Schedule 1 shall control.

1.	Services and Fees. Contractor shall provide the following Services:

Description of Services	Fees
Develop a conceptual design for a prototype wearable video recording device including changes to the conceptual design as requested by the Company. Requested changes include, but are not limited to, inclusion of a hardware stabilization upgraded OMAP processor chips, the addition of a WIFI chip and the addition of a GPS chip.	$200,000

2.	Deliverables. In connection with the Services, Contractor shall provide to the Company the following Deliverables:

(a)	Conceptual Design: A conceptual design for a prototype wearable video recording device capable of being worn on a person’s head. The device will be capable of continuously recording video utilizing GPS, WIFI, 32GB, Bluetooth, Battery, with USB cable port. Payment Terms. The Company agrees to pay Contractor the Service Fees in this Schedule on the following terms:

(b)	$13,000 upon execution of the Addendum, the receipt of which is hereby acknowledged;

(c)	$17,000 upon delivery of PCB Design and 3D design, the receipt and completion of which is hereby acknowledged

(d)	Remainder of contract will be invoiced monthly.

(e)	Any other amounts that may become due hereunder, including any changes or upgrades requested by the Company shall be paid in accordance with the provisions of the Development Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amended Schedule 1 to be executed by their duly authorized representatives as of the date set forth above.

Matrico Holdings, Ltd.:		Lifelogger Technologies Corp.:

By:	For and on behalf of Design Plus Co., Ltd.

By:	/s/ Freeman Directors Limited, as Director	By:
Name:	Freeman Directors Limited, as Director	Name:	Stewart Garner
		Title:	President